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                                                              EXHIBIT 99(a)(iii)


                             Pacholder Fund, Inc.



                            Articles Supplementary



                       Creating and Fixing the Rights of

                             Series C and Series D

                          Cumulative Preferred Stock


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

                               TABLE OF CONTENTS

SECTION                             HEADING                            PAGE

ARTICLE I        PREFERRED STOCK........................................   1

   Section 1.    Dividends; Additional Dividends........................   1
   Section 2.    Liquidation Rights.....................................   3
   Section 3.    Redemption.............................................   4
   Section 4.    Voting Rights..........................................   8
   Section 5.    Coverage and Other Financial Tests.....................  11
   Section 6.    Prohibited Actions; Additional Reporting Requirements..  14

ARTICLE II       AMENDMENTS; CLASS VOTING...............................  15

ARTICLE III      DEFINITIONS............................................  16

ARTICLE IV       NO INCREASE TO AUTHORIZED CAPITAL STOCK................  27


ATTACHMENTS TO ARTICLES SUPPLEMENTARY:

Schedule I      -   Discount Factors Supplied by Moody's
Schedule II     -   Discount Factors Supplied by Standard & Poor's
Schedule III    -   Industry Categories
Exhibit A       -   Form of Certificate of Asset Coverage
Exhibit B       -   Form of Certificate of Eligible Portfolio Coverage


                             ARTICLES SUPPLEMENTARY
                       CREATING AND FIXING THE RIGHTS OF
                             SERIES C AND SERIES D
                         CUMULATIVE PREFERRED STOCK OF
                              PACHOLDER FUND, INC.

     PACHOLDER FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Sixth of the charter of the Corporation, the Board of Directors has duly reclassified 2,450,000 authorized and unissued shares of the Common Stock (par value $.0l per share) of the Corporation as shares of the Corporation's Cumulative Preferred Stock (par value $.01 per share) and has further classified 1,650,000 of such shares as "Series C Shares" and 800,000 of such shares as "Series D Shares" (respectively the "Series C Shares" and the "Series D Shares" and each a "Series" of Cumulative Preferred Stock).

          SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each Series as set by the Board of Directors are as hereinafter set forth:

                                    ARTICLE I
                                PREFERRED STOCK

SECTION 1.  DIVIDENDS; ADDITIONAL DIVIDENDS.

      (a)(i) Holders of shares of Preferred Stock of each Series shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends on each share of Preferred Stock of such Series at the applicable Regular Dividend Rate (computed on the basis of a 360-day year consisting of twelve 30-day months) of the Liquidation Preference thereof and no more, payable quarterly on the second day of each January, April, July and October in each year commencing January 2, 1999 (or, if any such day is not a Business Day, then on the next succeeding Business
Day) to holders of record of Preferred Stock as they appear on the stock register of the Corporation at the close of business on the fifteenth day of the month immediately preceding such Dividend Payment Date (or, if any such day is not a Business Day, then on the next succeeding Business Day) in preference to dividends on shares of Common Stock and any other capital stock of the Corporation ranking junior to the Preferred Stock in payment of dividends. Dividends on shares of Preferred Stock shall accumulate from the date on which such shares are originally issued ("Date of Original Issue"). Each period beginning on and including a Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after issuance of such shares) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a "Dividend Period". Dividends on account of arrears for any past Dividend Period may be

Pacholder Fund, Inc.                                 Article I. Preferred Stock
Articles Supplementary               Section 1. Dividends; Additional Dividends


declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors. The "Regular Dividend Rate" shall mean:

            (A) in the case of the Series C Shares, 7.15% per annum; and

            (B) in the case of the Series D Shares, 7.05% per annum.

      (ii) Holders of shares of Preferred Stock of each Series shall also be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, additional cash dividends ("Additional Dividends") on each share of Preferred Stock of such Series at the applicable Regular Dividend Rate plus 2.0% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the amount of (x) any dividend on such share of Preferred Stock that is not paid when due pursuant to Section 1 and (y) the Liquidation Preference of such share of Preferred Stock that is not redeemed on the redemption date relating thereto pursuant to Section 3(a), (b) or (c), plus any Make-Whole Premium, in each case from and including the date on which such dividend or Liquidation Preference was otherwise payable, to but not including the payment date thereof, payable to holders of record of Preferred Stock as they appear on the stock register of the Corporation at the close of business on any Business Day not exceeding 30 days preceding the payment date thereof in preference to dividends on shares of Common Stock and any other capital stock of the Corporation ranking junior to the Preferred Stock in payment of dividends.

      (b)(i) Any dividends on the shares of Preferred Stock (including, without limitation, any Additional Dividends) shall be paid pro rata on all outstanding shares of Preferred Stock in accordance with the accrued and unpaid amount of such dividends. No holders of shares of Preferred Stock shall be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as provided the charter of the Corporation on shares of Preferred Stock.

      (ii) For so long as shares of Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock ranking junior to the Preferred Stock as to dividends and upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock as to dividends and upon liquidation), unless, in each case, (A) immediately thereafter, the Asset Coverage and the Eligible Portfolio Coverage would be met, (B) full cumulative dividends on all shares of Preferred Stock due on or prior to the date of the transaction (including, without limitation, any Additional Dividends) have been declared and paid (or sufficient Deposit Securities have been set apart for their payment) and (C) the

Pacholder Fund, Inc.                                 Article I. Preferred Stock
Articles Supplementary               Section 1. Dividends; Additional Dividends


Corporation has redeemed the full number of shares of Preferred Stock required to be redeemed by any provision contained in its charter for mandatory redemption.

      (iii) Any dividend payment made on the shares of Preferred Stock shall first be credited against the dividends (including, without limitation, any Additional Dividends) accumulated with respect to the earliest Dividend Period for which dividends have not been paid.

      (c) Not later than the 10th Business Day next preceding each Dividend Payment Date, the Corporation shall deposit with the Paying Agent Deposit Securities having a combined value sufficient to pay the dividends that are payable on such Dividend Payment Date and maturing on or prior to such Dividend Payment Date. The Corporation may direct the Paying Agent with respect to the investment of any such Deposit Securities, provided that such investment consists exclusively of Deposit Securities and provided further that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date.

SECTION 2.  LIQUIDATION RIGHTS.

      (a) In the event of any involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after claims of creditors but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to liquidation payments, a liquidation distribution in the amount of $20 per share (the "Liquidation Preference"), plus an amount equal to all unpaid dividends (including, without limitation, any Additional Dividends) accrued to and including the date fixed for such distribution or payment, whether or not declared by the Corporation, plus the Make-Whole Premium, but such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

      (b) In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after claims of creditors but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to liquidation payments, the Liquidation Preference, plus an amount equal to all unpaid dividends (including, without limitation, any Additional Dividends) accrued to and including the date fixed for such distribution or payment, whether or not declared by the Corporation, plus the Make-Whole Premium, but such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

      (c) If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all outstanding shares of Preferred Stock shall be insufficient to permit the payment in full to such holders of the Liquidation Preference, plus an amount equal to all unpaid dividends (including, without limitation, any Additional Dividends) accrued to and including the

Pacholder Fund, Inc.                                  Article I. Preferred Stock
Articles Supplementary                                     Section 3. Redemption

date of such liquidation, dissolution or winding up, whether or not declared by the Corporation, plus the Make-Whole Premium (the "Total Liquidation Preference"), then such available assets shall be distributed among the holders of shares of Preferred Stock ratably in any such distribution of assets according to the respective amounts that would be payable on all such shares if the Total Liquidation Preference were paid in full. Unless and until the Total Liquidation Preference has been paid in full to the holders of shares of Preferred Stock, no dividends or distributions shall be made to holders of the Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to liquidation.

SECTION 3.  REDEMPTION.

     Shares of Preferred Stock shall be redeemed by the Corporation as provided below:

            (a) Scheduled Mandatory Redemption. On March 2, 2002 the Corporation shall redeem, out of funds legally available therefor, all of the then outstanding shares of Preferred Stock at a price equal to $20 per share plus accumulated and unpaid dividends (including, without limitation, any Additional Dividends and whether or not declared by the Corporation) through the date of redemption (the "Redemption Price") upon Notice of Redemption.

            (b) Special Mandatory Redemptions. (i) If on any Asset Coverage Cure Date the Corporation is required to redeem any shares of Preferred Stock pursuant to Section 5(d) hereof, then the Corporation shall, by the close of business on such Asset Coverage Cure Date, give a Notice of Redemption (which shall specify a redemption date that is not fewer than 30 days nor more than 45 days after the date of such notice) with respect to the redemption of such shares of Preferred Stock on such redemption date and, on the date fixed for redemption in such Notice of Redemption, shall redeem, out of funds legally available therefor, the number of shares of Preferred Stock equal to the minimum number of shares (but in no event fewer than 50,000 shares) the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Asset Coverage Cure Date, would have resulted in the Asset Coverage having been met on such Asset Coverage Cure Date or, if the Asset Coverage cannot be restored, all outstanding shares of Preferred Stock, at the Redemption Price plus the Make-Whole Premium.

            (ii) If on any Eligible Portfolio Cure Date the Corporation is required to redeem any shares of Preferred Stock pursuant to Section 5(e) hereof, then the Corporation shall, by the close of business on such Eligible Portfolio Cure Date, give a Notice of Redemption (which shall specify a redemption date that is not fewer than 30 days nor more than 45 days after the date of such notice) with respect to the redemption of such shares of Preferred Stock on such redemption date and, on the date fixed for redemption in such Notice of Redemption, shall redeem, out of funds legally available therefor, the number of shares of Preferred Stock equal to the minimum number of shares (but in no event fewer than 50,000 shares) the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Eligible Portfolio

Pacholder Fund, Inc.                                Article I. Preferred Stock
Articles Supplementary                                   Section 3. Redemption


     Cure Date, would have resulted in the Eligible Portfolio Coverage having been met on such Eligible Portfolio Cure Date or, if the Eligible Portfolio Coverage cannot be restored, all outstanding shares of Preferred Stock, at the Redemption Price plus the Make-Whole Premium.

          (iii)  If the Corporation shall

                  (A) fail to pay full dividends on the Preferred Stock on any Dividend Payment Date;

                  (B) fail to make any mandatory redemption of the Preferred Stock as and when, and in the full amount required by, any of the provisions of Sections 3(a) or 3(b) hereof;

                  (C) incur or be liable in respect of any indebtedness for borrowed money or issue senior securities (as defined in the 1940 Act as in effect on February 26, 1997) other than the shares of Preferred Stock (for this purpose any guaranty of indebtedness of another Person and any reimbursement obligation in connection with any standby letter of credit shall be deemed to be indebtedness for borrowed money);

                  (D) overdraw any bank account (except as may be necessary for the clearance of security transactions);

                  (E) cease to employ as its sole investment adviser, as that term is defined in the 1940 Act as in effect on February 26, 1997, either the Advisor or another Person in which Pacholder Associates, has at least a 50% equity interest (both in net income and control), except with the prior written consent of the holders of the outstanding shares of Preferred Stock;

                  (F) fail to qualify as a regulated investment company as defined in Subchapter M of the Internal Revenue Code of 1986, as amended;

                  (G) create, incur or suffer to exist, or agree to create incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt, or other encumbrance of any kind in respect of any of its property;

                  (H) cease to be a registered closed-end investment company under the 1940 Act or take any action to liquidate the Corporation; or

                  (I) sell or otherwise transfer all or substantially all of the assets of the Corporation in a single transaction or group of related transactions;

Pacholder Fund, Inc.                                  Article I. Preferred Stock
Articles Supplementary                                     Section 3. Redemption


     then and in any such event the Corporation shall, (1) in the case of an event specified in (A), (C), (D) or (F) above, if such event shall remain uncured on the close of business on the fifth Business Day after such event shall occur, or (2) in the case of an event specified in (B), (E), (G), (H) or (I) above, by the close of business on the date any such event shall occur, give a Notice of Redemption (which shall specify a redemption date that is not fewer than 30 days nor more than 45 days after the date of such notice) with respect to the redemption of all outstanding shares of Preferred Stock on such redemption date and, on the date fixed for redemption in such Notice of Redemption, shall redeem, out of funds legally available therefor, such shares, at the Redemption Price plus the Make-Whole Premium.

            (iv) If the Corporation shall have been advised by any Rating Agency that its rating on the Preferred Stock shall be reduced below "AAA/Aaa" (or the equivalent rating of any successor Rating Agency), then the Corporation shall, by the close of business on such date, give a Notice of Redemption (which shall specify a redemption date that is not fewer than 30 days nor more than 45 days after the date of such notice) with respect to the redemption of all outstanding shares of Preferred Stock on such redemption date and, on the date fixed for redemption in such Notice of Redemption, shall redeem, out of funds legally available therefor, such shares, at the Redemption Price plus the Make-Whole Premium.

            (v) If any representation or warranty made by the Corporation, Pacholder Associates or the Advisor in that certain Preferred Stock Purchase Agreement dated as of December 1, 1998, or made by the Corporation, Pacholder Associates or the Advisor in any statement or certificate furnished by the Corporation, Pacholder Associates or the Advisor in connection with the consummation of the issuance and delivery of the Series C Shares and Series D Shares, is untrue in any material respect as of the date of the issuance or making thereof, then the Corporation shall, by the close of business on the date the Corporation first obtains knowledge of such misrepresentation, give a Notice of Redemption (which shall specify a redemption date that is not fewer than 30 days nor more than 45 days after the date of such notice) with respect to the redemption of all outstanding shares of Preferred Stock on such redemption date and, on the date fixed for redemption in such Notice of Redemption, shall redeem, out of funds legally available therefor, such shares, at the Redemption Price plus the Make-Whole Premium.

            (vi) If any statement, certificate or other written information furnished by the Corporation, Pacholder Associates or the Advisor to the holders of the Preferred Stock at any time subsequent to the issuance and delivery of the Series C Shares and Series D Shares pursuant to the requirements of that certain Preferred Stock Purchase Agreement dated as of December 1, 1998 or these Articles Supplementary is incorrect as at the date of the delivery thereof, and such error could reasonably be expected to materially affect adversely the Preferred Stock, then the Corporation shall, by the close of business the fifth Business Day after the date the Corporation first obtains knowledge of such misrepresentation, give a Notice of Redemption (which shall specify a redemption date that is not fewer than 30 days nor more than 45 days after the date of such notice) with

Pacholder Fund, Inc.                                 Article I. Preferred Stock
Articles Supplementary                                    Section 3. Redemption

     respect to the redemption of all outstanding shares of Preferred Stock on such redemption date and, on the date fixed for redemption in such Notice of Redemption, shall redeem, out of funds legally available therefor, such shares, at the Redemption Price plus the Make-Whole Premium.

            (c) Optional Redemptions. The Corporation may at any time upon the prior delivery of a Notice of Redemption (which shall specify a redemption date of not fewer than 30 days nor more than 45 days after the date of such notice) redeem the Preferred Stock, in whole or in part, at the Redemption Price plus the Make-Whole Premium.

            (d) Procedures for Redemption. (i) If the Corporation shall be required to redeem shares of Preferred Stock pursuant to this Section 3, it shall send a notice (a "Notice of Redemption") with respect to such redemption by overnight air courier or by facsimile communication to each holder of the shares to be redeemed at such holder's address as the same appears on the stock books of the Corporation. Each such Notice of Redemption shall state: (A) the redemption date; (B) the number of shares and Series of Preferred Stock to be redeemed from such holder; (C) the CUSIP number(s) of such shares; (D) the Redemption Price; (E) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state) are to be surrendered for payment in respect of such redemption; (F) that dividends on the shares to be redeemed will cease to accrue on such redemption date; (G) the provisions of this
     Section 3 under which such redemption is made; and (H) the estimate of the Make-Whole Premium, if any, payable in connection with such redemption, including a reasonably detailed calculation thereof.

            (ii) If the Corporation shall give a Notice of Redemption, then concurrently with the giving of such Notice of Redemption, the Corporation shall (A) deposit in trust with the Paying Agent Deposit Securities having a combined value sufficient to effect the redemption of the shares of Preferred Stock to be redeemed and maturing on or prior to such redemption date and (B) give the Paying Agent irrevocable instructions and authority to pay the Redemption Price and any Make-Whole Premium to the holders of the shares of Preferred Stock called for redemption on the redemption date. The Corporation may direct the Paying Agent with respect to the investment of any Deposit Securities so deposited, provided that such investment consists exclusively of Deposit Securities and provided further that the proceeds of any such investment will be available at the opening of business on such redemption date. Upon the date of such deposit (unless the Corporation shall default in making payment of the Redemption Price and the Make-Whole Premium, if any), all rights of the holders of the shares of Preferred Stock so called for redemption shall cease and terminate except the right of the holders thereof to receive the Redemption Price thereof and the Make-Whole Premium, if any, and such shares shall no longer be deemed outstanding for any purpose. The Corporation shall be entitled to receive, promptly after the date fixed for redemption, any Deposit Securities in excess of the aggregate Redemption Price and any Make-Whole Premium of the shares of Preferred Stock called for redemption on such date. Any Deposit Securities so deposited in respect of the Redemption Price and any Make-Whole Premium for the redemption of

Pacholder Fund, Inc.                                 Article I. Preferred Stock
Articles Supplementary                                    Section 3. Redemption


     shares of Preferred Stock that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the holders of the shares of Preferred Stock so called for redemption shall look only to the Corporation for payment thereof. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Securities so deposited.

            (iii) On or after any redemption date, each holder of shares of Preferred Stock that are subject to redemption on such redemption date shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in the Notice of Redemption and shall then be entitled to receive the Redemption Price and any Make-Whole Premium, without interest.

            (iv) In the case of any redemption of less than all of the shares of Preferred Stock pursuant to these Articles Supplementary at any time fixed for redemption thereof, such redemption shall be made pro rata from each holder of such shares of Preferred Stock in accordance with the aggregate redemption price of such of shares held by each such holder on the date fixed for such redemption.

            (v) Notwithstanding the other provisions of this Section 3, the Corporation shall not redeem shares of Preferred Stock unless all accumulated and unpaid dividends on all outstanding shares of Preferred Stock for all applicable past Dividend Periods (including, without limitation, any Additional Dividends) shall have been or are contemporaneously paid or declared and Deposit Securities for the payment of such dividends shall have been deposited with the Paying Agent as set forth in Section 1(c) hereof.

            (vi) If the Corporation shall not have funds legally available for the redemption of, or is otherwise unable to redeem, all the shares of Preferred Stock to be redeemed on any redemption date, the Corporation shall redeem on such redemption date the number of shares of Preferred Stock as it shall have legally available funds, or is otherwise able, to redeem ratably from each holder whose shares are to be redeemed and the remainder of the shares of Preferred Stock required to be redeemed shall be redeemed on the earliest practicable date on which the Corporation shall have funds legally available for the redemption of, or is otherwise able to redeem, such shares upon Notice of Redemption.

SECTION 4.  VOTING RIGHTS.

      (a) General. Except as otherwise provided by law or as specified in the charter of the Corporation, the Preferred Stock shall have equal voting rights with every other outstanding voting stock of the Corporation and each holder of the Preferred Stock shall be entitled to one vote for each share held on each matter on which the holders of the Preferred Stock are entitled to vote. Except as otherwise provided in the charter of the Corporation or by laws, the holders of the Preferred Stock and the Common Stock shall vote together as one class on all matters submitted to the stockholders of the Corporation; provided, however, that at any meeting of the

Pacholder Fund, Inc.                                 Article I. Preferred Stock
Articles Supplementary                                    Section 3. Redemption

stockholders of the Corporation held for the election of directors, (i) the holders of the Preferred Stock shall be entitled as a class, to the exclusion of the holders of the Common Stock, to elect two directors of the Corporation,
(ii) the holders of the Common Stock shall be entitled as a class, to the exclusion of the holders of the Preferred Stock, to elect two directors of the Corporation, and (iii) subject to Section 4(b) hereof, the holders of a majority of the shares of Common Stock and Preferred Stock voting together as a single class shall be entitled to elect the remaining directors of the Corporation.

      (b) Right to Elect Majority of Board of Directors.  (i) If at any time
(A) dividends on the Preferred Stock shall be unpaid in an amount equal to two full years' dividends on the Preferred Stock or (B) the Corporation shall have failed to redeem any shares of Preferred Stock pursuant to Section 3(a) or 3(b) hereof when required (a "Voting Period"), then the number of directors constituting the entire Board of Directors shall be automatically increased by the smallest number of additional directors that, when added to the number of directors then constituting the Board of Directors, shall (together with the two directors elected by the holders of Preferred Stock pursuant to Section 4(a) hereof) constitute a majority of such increased number, and the holders of Preferred Stock shall be entitled, voting as a single class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect the smallest number of such additional directors that shall constitute a majority of the total number of directors of the Corporation so increased.

      (ii) The Voting Period and the voting rights so created upon the occurrence of the conditions set forth in this Section 4(b) shall continue unless and until (A) all dividends in arrears on the Preferred Stock shall have been paid or declared (including, without limitation, any Additional Dividends) and sufficient Deposit Securities for the payment of such dividends deposited in trust with the Paying Agent as set forth in Section 1(c) hereof and (B) all shares of Preferred Stock required to be redeemed pursuant to Section 3(a) or 3(b) hereof have been redeemed or sufficient Deposit Securities to pay the full Redemption Price, any Make-Whole Premium and any Additional Dividends for such shares shall have been deposited in trust with the Paying Agent as set forth in
Section 3(d)(ii) hereof and the requisite Notice of Redemption shall have been given. Upon the termination of a Voting Period, the voting rights described in this Section 4(b) shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Stock upon the further occurrence of any of the events described in this Section 4(b).

      (c) Voting Procedures. (i) As soon as practicable after the accrual of any right of the holders of the Preferred Stock to elect directors pursuant to
Section 4(b) hereof, the Corporation shall call a special meeting of the holders of the Preferred Stock, by notice duly given to such holders by the proper officers of the Corporation, which meeting shall be held not less than 10 nor more than 60 days after the date of mailing of such notice. If the Corporation does not give notice of such special meeting, the meeting may be called by any holder of the Preferred Stock on like notice, with a copy to the Corporation. The record date for determining the holders of the Preferred Stock entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is given. At any such special meeting and at each meeting held during a Voting Period at which directors are elected,

Pacholder Fund, Inc.                                  Article I. Preferred Stock
Articles Supplementary                                  Section 4. Voting Rights

the holders of the Preferred Stock, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in
Section 4(b) hereof. Whether or not a quorum is present, a majority of the holders of the shares of Preferred Stock present in person or by proxy at any such meeting shall have the power to adjourn the meeting without further notice, other than an announcement at the meeting, to a date not more than 120 days after the original record date. Any action required or permitted to be taken at a meeting of the holders of the Preferred Stock may be taken without a meeting if there is filed with the records of stockholders meetings a unanimous written consent which sets forth the action and is signed by each holder of the Preferred Stock entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

      (ii) For purposes of determining any rights of the holders of the Preferred Stock to vote on any matter, whether such right is created by the charter of the Corporation, by statute or otherwise, no holder of the Preferred Stock shall be entitled to vote and no share of Preferred Stock shall be deemed to be outstanding for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares of Preferred Stock entitled to vote or shares of Preferred Stock deemed outstanding for quorum purposes, as the case may be, sufficient Deposit Securities for the redemption of such shares have been deposited in trust with the Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in Section 3(d) hereof.

      (iii) The terms of office of directors of the Corporation at the time of a special meeting of holders of the Preferred Stock to elect directors pursuant to Section 4(b) hereof shall continue, notwithstanding the election at such meeting by the holders of the Preferred Stock of the number of additional directors that they are entitled to elect, and the additional directors so elected by the holders of the Preferred Stock, together with the incumbent directors, shall constitute the entire Board of Directors.

      (iv) Simultaneously with the expiration of a Voting Period, the terms of office of the directors elected by the holders of the Preferred Stock pursuant to Section 4(b) hereof shall terminate and the two directors elected by the holders of the Common Stock voting as a separate class, the two directors elected by the holders of the Preferred Stock voting as a separate class and the remaining directors elected by the holders of the Common Stock and the Preferred Stock voting together as a single class pursuant to Section 4(a) hereof and who are incumbent shall constitute the directors of the Corporation and the voting rights of the holders of the Preferred Stock to elect directors pursuant to
Section 4(b) hereof shall cease, subject to reinstatement as provided in Section 4(b) hereof.

      (v) The directors elected by the holders of the Preferred Stock pursuant to Section 4(a)(i) or 4(b) hereof shall (subject to the provisions of any applicable law) be subject to removal only by the vote of the holders of the Preferred Stock. Any vacancy on the Board of Directors occurring by reason of such removal or otherwise (in the case of directors elected by the holders of the Preferred Stock) may be filled only by vote of the holders of the Preferred

Pacholder Fund, Inc.                                  Article I. Preferred Stock
Articles Supplementary                                  Section 4. Voting Rights


Stock, and if not so filled such vacancy may (subject to the provisions of any applicable law) be filled by a majority of the remaining directors (or the remaining director) who were elected by the holders of Preferred Stock. Any other vacancy on the Board of Directors during a Voting Period may be filled as provided in the Corporation's By-Laws.

SECTION 5.  COVERAGE AND OTHER FINANCIAL TESTS.

      (a) Determination of Compliance. For so long as any shares of Preferred Stock are outstanding, the Corporation shall make the following determinations:

            (i) Asset Coverage. As of each Asset Coverage Evaluation Date, whether the Asset Coverage is met. The calculation of the Asset Coverage on such date and whether the Asset Coverage is met shall be set forth in a Certificate (a "Certificate of Asset Coverage") in the form attached hereto as Exhibit A and dated as of such Asset Coverage Evaluation Date.

            (ii) Eligible Portfolio Coverage. As of each Eligible Portfolio Evaluation Date, the Eligible Portfolio Coverage Amount and whether the Eligible Portfolio Coverage is met. The calculation of the Eligible Portfolio Coverage Amount and whether the Eligible Portfolio Coverage is met shall be set forth in a Certificate (a "Certificate of Eligible Portfolio Coverage") in the form attached hereto as Exhibit B and dated as of such Eligible Portfolio Evaluation Date.

     (b) Certificates as to Compliance. (i) If, on any Asset Coverage Evaluation Date the Asset Coverage is not met, the Corporation shall on such date (each, an "Asset Coverage Non-Compliance Date") telephonically notify each holder of Preferred Stock of such non-compliance and within two Business Days following such Asset Coverage Non-Compliance Date deliver to each such holder by overnight courier or by facsimile communications (to be simultaneously confirmed by overnight delivery) a Certificate of Asset Coverage. If the Asset Coverage is met on any Asset Coverage Evaluation Date during any fiscal quarter of the Corporation, the Corporation shall cause the Certificate of Asset Coverage with respect to such Asset Coverage Evaluation Date, together with each other Certificate of Asset Coverage prepared by the Corporation in such fiscal quarter of the Corporation, to be delivered to the Paying Agent and to each holder of Preferred Stock not later than the close of business on the fifth Business Day after the Asset Coverage Evaluation Date that is the last Business Day of such fiscal quarter of the Corporation.

     (ii) If, on any Eligible Portfolio Evaluation Date the Eligible Portfolio Coverage is not met, the Corporation shall on such date (each, an "Eligible Portfolio Coverage Non-Compliance Date") telephonically notify each holder of Preferred Stock of such non-compliance and within two Business Days following such Eligible Portfolio Coverage Non-Compliance Date deliver to each such holder by overnight courier or by facsimile communications (to be simultaneously confirmed by overnight delivery) a Certificate of Eligible Portfolio Coverage. If the Eligible Portfolio Coverage is met on any Eligible Portfolio Evaluation Date during any fiscal quarter of the Corporation, the Corporation shall cause the Certificate of Eligible Portfolio Coverage with

Pacholder Fund, Inc.                                  Article I. Preferred Stock
Articles Supplementary             Section 5. Coverage and Other Financial Tests


respect to such Eligible Portfolio Evaluation Date, together with each other Certificate of Eligible Portfolio Coverage prepared by the Corporation in such fiscal quarter of the Corporation, to be delivered to the Paying Agent and to each holder of Preferred Stock not later than the close of business on the fifth Business Day after the Eligible Portfolio Evaluation Date that is the last Business Day of such fiscal quarter of the Corporation.

      (iii) In the event that a Certificate is not delivered to the Paying Agent when required, the Asset Coverage or the Eligible Portfolio Coverage, as the case may be, will be deemed not to have been met as of the date required.

      (c) Accountants' Certificates. With respect to (i) the Certificate of Asset Coverage relating to any Asset Coverage Evaluation Date that is the last Business Day of any fiscal quarter of the Corporation and relating to any Asset Coverage Cure Date and (ii) the Certificate of Eligible Portfolio Coverage relating to (x) the Date of Original Issue (to be provided pursuant to Section 6 hereunder), (y) any Eligible Portfolio Evaluation Date that is the last Business Day of any fiscal quarter of the Corporation and (z) any Eligible Portfolio Cure Date, the Corporation shall obtain from the Independent Accountants a written communication (each such written communication being referred to herein as an "Accountants' Certificate") confirming that:

            (A) with respect to the Asset Coverage, (1) the calculations set forth in the related Certificate of Asset Coverage are mathematically accurate and (2) the Independent Accountants have traced the prices used by the Corporation in determining the value of the Corporation's total assets in accordance with the 1940 Act (as in effect on February 26, 1997) to the prices provided to the Corporation by the Pricing Agent for such purpose and verified that such information agrees; and

            (B) with respect to the Eligible Portfolio Coverage, (1) the calculations set forth in the related Certificate of Eligible Portfolio Coverage are mathematically accurate, (2) the method used by the Corporation in determining whether the Eligible Portfolio Coverage is met is in accordance with the applicable requirements of these Articles Supplementary, (3) the Independent Accountants have traced the prices used by the Corporation in the determination of Discounted Value of Eligible Portfolio Property to the prices provided to the Corporation by the Pricing Agent for purposes of such determination and verified that such information agrees, (4) the assets listed as Eligible Portfolio Property in the related Certificate conform to the descriptions of Eligible Portfolio Property set forth in these Articles Supplementary and (5) the Independent Accountants have verified the calculations in a Certificate of Eligible Portfolio Coverage randomly selected by the Independent Accountants, which was completed by the Corporation during the fiscal quarter of the Corporation to which such Accountants' Certificate relates.

      The Corporation shall cause each Accountants' Certificate, together with the related Certificate of Asset Coverage, to be delivered to the Paying Agent by the close of business on any related Asset Coverage Cure Date and on the fifth Business Day after any related Asset Coverage Evaluation Date that is the last Business Day of any fiscal quarter of the Corporation.

Pacholder Fund, Inc.                                 Article I. Preferred Stock
Articles Supplementary            Section 5. Coverage and Other Financial Tests


The Corporation shall cause each Accountants' Certificate, together with the related Certificate of Eligible Portfolio Coverage, to be delivered to the Paying Agent not later than the close of business on any related Eligible Portfolio Cure Date and on the fifth Business Day following any related Eligible Portfolio Evaluation Date that is the last Business Day of any fiscal quarter of the Corporation. The Corporation shall also cause each Accountants' Certificate, together with the related Certificate, to be contemporaneously delivered to each holder of the Preferred Stock. In the event of any difference between the Corporation's calculations as shown on a Certificate and the Independent Accountants' calculations as shown on an Accountants' Certificate, such calculations of the Independent Accountants shall control.

      (d) Failure to Meet Asset Coverage. If the Asset Coverage is not met as of any Asset Coverage Evaluation Date as shown in a Certificate of Asset Coverage or if an Accountants' Certificate confirming a Certificate of Asset Coverage is not timely delivered as contemplated by Section 5(c) hereof, then the Corporation shall, by the close of business on the related Asset Coverage Cure Date, deliver to the Paying Agent and to each holder of the Preferred Stock a Certificate of Asset Coverage together with an Accountants' Certificate showing that the Asset Coverage (i) is met or (ii) would have been met as of the date of such Certificate after giving effect to a redemption of shares of Preferred Stock (as if such redemption had occurred immediately prior to the opening of business on the date of such Certificate). If clause (ii) of this
Section 5(d) is applicable, the Corporation shall by the close of business on the related Asset Coverage Cure Date give a Notice of Redemption as described in
Section 3(b)(i) hereof with respect to the redemption of a sufficient number of shares of Preferred Stock to enable it to meet the requirements of this Section 5(d) (but in no event fewer than 50,000 shares), and deposit in trust with the Paying Agent Deposit Securities having a combined value sufficient to effect the redemption of the shares of Preferred Stock to be redeemed, as contemplated by
Section 3(d)(ii) hereof.

      (e) Failure to Meet Eligible Portfolio Coverage. If the Eligible Portfolio Coverage is not met as of any Eligible Portfolio Evaluation Date as shown in a Certificate of Eligible Portfolio Coverage or if an Accountants' Certificate confirming a Certificate of Eligible Portfolio Coverage is not timely delivered as contemplated by Section 5(c), then the Corporation shall, by the close of business on the related Eligible Portfolio Cure Date, deliver to the Paying Agent and to each holder of Preferred Stock a Certificate of Eligible Portfolio Coverage together with an Accountants' Certificate showing that the Eligible Portfolio Coverage (i) is met or (ii) would have been met as of the date of such Certificate after giving effect to a redemption of shares of Preferred Stock (as if such redemption had occurred immediately prior to the opening of business on the date of such Certificate). If clause (ii) of this
Section 5(e) is applicable, the Corporation shall by the close of business on the related Eligible Portfolio Cure Date give a Notice of Redemption as described in Section 3(b)(ii) hereof with respect to the redemption of a sufficient number of shares of Preferred Stock to enable it to meet the requirements of this Section 5(e) (but in no event fewer than 50,000 shares), and deposit in trust with the Paying Agent Deposit Securities having a combined value sufficient to effect the redemption of the shares of Preferred Stock to be redeemed, as contemplated by Section 3(d)(ii) hereof.

Pacholder Fund, Inc.                                 Article I. Preferred Stock
Articles Supplementary            Section 5. Coverage and Other Financial Tests


      (f) Status of Shares Called for Redemption. For purposes of determining whether the Asset Coverage and the Eligible Portfolio Coverage are met, (i) no share of the Preferred Stock shall be deemed to be outstanding for purposes of any computation if, prior to or concurrently with such determination, sufficient Deposit Securities to pay the full Redemption Price, any Make-Whole Premium and any Additional Dividends for such share shall have been deposited in trust with the Paying Agent and the requisite Notice of Redemption shall have been given, and (ii) such Deposit Securities deposited with the Paying Agent shall not be included in determining whether the Asset Coverage or the Eligible Portfolio Coverage are met.

SECTION 6.  PROHIBITED ACTIONS; ADDITIONAL REPORTING REQUIREMENTS.

     (a) The Corporation shall not, without the prior written confirmation of the Rating Agency that such action will not have an adverse effect on the rating of the Preferred Stock required to be maintained by the Corporation by Section 3(b)(iv) hereof, (i) lend securities; (ii) issue any class of stock ranking prior to or on parity with the Preferred Stock with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Corporation; (iii) engage in any short sales; (iv) sell or purchase futures or options; (v) merge or consolidate with any other corporation;
(vi) authorize, assume, or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, provided that the Corporation may borrow money to clear securities transactions if the Asset Coverage and Eligible Portfolio Coverage are met after giving effect to such borrowing; or (vii) engage in reverse repurchase obligations.

     (b) The Corporation shall provide the Rating Agency with a Certificate of Eligible Portfolio Coverage:

            (i)    on the Date of Original Issue;

            (ii) on the third Business Day following any Eligible Portfolio Evaluation Date that is the last Business Day of any fiscal quarter of the Corporation;

            (iii) when (x) the Eligible Portfolio Coverage Amount is less than or equal to 125% or (y) the Eligible Portfolio Coverage is not met on any Eligible Portfolio Evaluation Date;

            (iv)   on any Eligible Portfolio Cure Date; and

            (v) upon the request of any Rating Agency at any time market conditions warrant.

Pacholder Fund, Inc.                      Article II. Amendments; Class Voting
Articles Supplementary


                                    ARTICLE II

                            AMENDMENTS; CLASS VOTING

     As long as any shares of Preferred Stock are outstanding (1) the Corporation may not (a) petition the courts to file the Corporation into bankruptcy, dissolve the Corporation or liquidate the Corporation's assets, or consent to a petition seeking liquidation, reorganization or other relief under applicable laws of any jurisdiction relating to bankruptcy, insolvency, or reorganization, (b) merge or consolidate with any corporation, (c) convert to open-end status, or (d) sell all or substantially all of its assets, without the approval of a Majority of the Outstanding Shares of Preferred Stock and a Majority of the Outstanding Shares of Common Stock, each voting as a separate class; (2) the adoption of any plan of reorganization adversely affecting either the Preferred Stock of any Series or the Common Stock shall require the separate approval of a Majority of the Outstanding Shares of such class or such Series;
(3) any action requiring a vote of security holders under Section 13(a) of the 1940 Act shall require the approval of a Majority of the Outstanding Shares of Preferred Stock and a Majority of the Outstanding Shares of Common Stock, each voting as a separate class; (4) the Corporation may not amend, alter or repeal any of the preferences, rights or powers of the Preferred Stock or any Series thereof without the approval of a Majority of the Outstanding Shares of Preferred Stock or of such Series, voting separately as a class; (5) the Corporation may not (a) increase or decrease the number of shares of Preferred Stock authorized to be issued, (b) create, authorize, or issue any class or series of stock ranking on parity with or senior to the Preferred Stock with respect to the payment of dividends or the distribution of assets in liquidation, dissolution, or the winding up of the affairs of the Corporation,
(c) create, authorize, assume, or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, provided that this shall not prevent the Corporation from clearing securities transactions in the ordinary course of business or (d) create, incur, or suffer to exist or agree to the creation, incurrence, or existence of any lien, mortgage, pledge, charge, or security upon any of the assets of the Corporation, without the approval of a Majority of the Outstanding Shares of Preferred Stock, voting separately as a class; (6) the holders of the Preferred Stock and the Common Stock shall vote as separate classes in connection with the election of directors as provided in Section 4 of Article I hereof; and (7) the Common Stock and the Preferred Stock shall vote as separate classes to the extent otherwise required under Maryland law or the 1940 Act.

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary



                                  ARTICLE III

                                  DEFINITIONS

     Unless the context or use indicates a different meaning, the following terms when used in these Articles Supplementary shall have the meanings set forth below, whether such terms are used in the singular or plural and regardless of their tense:

     "Accountants' Certificate" shall have the meaning set forth in Section 5(c) of Article I hereof.

     "Additional Dividends" shall have the meaning set forth in Section 1(a)(ii) of Article I hereof.

     "Advisor" means Pacholder & Company, LLC, an Ohio limited liability company.

     "Asset Coverage" and "Asset Coverage is met" means, as of any date of determination, that the ratio of (i) the value of the Corporation's total assets in accordance with the 1940 Act (as in effect on February 26, 1997), less all liabilities and indebtedness not represented by senior securities (as defined in the 1940 Act as in effect on February 26, 1997), to (ii) the sum of (x) the aggregate amount of senior securities representing indebtedness of the Corporation, (y) the aggregate Liquidation Preference of all outstanding shares of Preferred Stock and (z) the amount of all unpaid dividends (including without limitation, any Additional Dividends) accrued to and including the date of determination, whether or not declared by the Corporation, on all outstanding shares of Preferred Stock, is at least 250% (or such other percentage as shall be established by the Board of Directors of the Corporation with the prior, written consent of the holders of shares of the Preferred Stock); provided, however, that such percentage shall at all times be equal to or greater than the percentage specified in or under the 1940 Act as the minimum asset coverage for preferred stock of a closed-end investment company as a condition of declaring dividends on its common stock).

     "Asset Coverage Cure Date" means the fifth Business Day following any related Asset Coverage Evaluation Date.

     "Asset Coverage Evaluation Date" means (1) the Business Day immediately preceding (a) each dividend declaration date for the Common Stock and (b) the date on which any Common Stock is to be purchased by the Corporation, (2) the last Business Day of each fiscal quarter of the Corporation; and (3) unless Asset Coverage has been determined in such week on a day specified in clause (1) or clause (2) of this paragraph, each Thursday following the Date of Original Issue or, if any such day is not a Business Day, then the immediately preceding Business Day.

     "Asset Coverage Non-Compliance Date" shall have the meaning set forth in
Section 5(b)(i) of Article I hereof.

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary


     "Basic Maintenance Amount" means, as of any date of determination, (x) the dollar amount equal to (A) the sum of (a) the aggregate Liquidation Preference of all shares of Preferred Stock then outstanding, plus an amount equal to the Make-Whole Premium which would be payable if all outstanding shares of Preferred Stock were redeemed on such date; (b) an amount equal to accrued but unpaid dividends (including without limitation, any Additional Dividends) on each share of Preferred Stock then outstanding from the most recent Dividend Payment Date to which full dividends have been paid or duly provided for (or, in the event the Basic Maintenance Amount is calculated on a date prior to the initial Dividend Payment Date, then from the Date of Original Issue) through the next succeeding Eligible Portfolio Evaluation Date plus all dividends to accrue during the 73 days following such Eligible Portfolio Evaluation Date; (c) the principal amount of any then outstanding indebtedness of the Corporation for money borrowed; and (d) the greater of (i) $200,000 or (ii) the Corporation's liabilities (including interest on indebtedness referred to in clause (c) above) due and payable as of such date of determination and such liabilities projected to become due and payable by the Corporation during the 90 days following such date of determination, in each case to the extent not otherwise reflected in any of clauses (a) through (c) above; less (B) the combined value of any Deposit Securities irrevocably deposited by the Corporation for the payment of dividends on or redemptions of the Preferred Stock.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means a day on which the New York Stock Exchange is open for trading and that is neither a Saturday, Sunday nor any other day on which banks in the City of New York are generally closed.

     "Cash" means such coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

     "Certificate" means the Certificate of Eligible Portfolio Coverage or the Certificate of Asset Coverage, as the case may be, each of which shall be executed by the principal accounting officer of the Corporation, which officer was elected by the Board of Directors pursuant to Section 32(b) of the 1940 Act, or a duly elected assistant treasurer of the Corporation acting under the supervision and direction of such principal accounting officer.

     "Certificate of Asset Coverage" shall have the meaning set forth in Section 5(a)(i) of Article I hereof.

     "Certificate of Eligible Portfolio Coverage" shall have the meaning set forth in Section 5(a)(ii) of Article I hereof.

     "Common Stock" means the Common Stock (par value $.01 per share) of the Corporation.

     "Corporate Bonds" means corporate debt obligations (other than Short-Term Money Market Instruments, U.S. Government Obligations or commercial paper with a maturity of less

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary

than 30 days) rated from "CCC"/"B3 (senior)" and "Caa (unsecured subordinated)" to "AAA"/"Aaa" by the Rating Agencies (or rated as provided below in the case of commercial paper), which corporate debt obligations (a) provide for the periodic payment of interest thereon in cash, (b) do not provide for conversion or exchange into equity capital at any time over their respective lives, (c) have been registered under the Securities Act (except that such requirement shall not apply with respect to commercial paper), (d) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the aggregate value of the Corporation's assets at any time shall not be subject to the provisions of this clause (d)) and (e) are not in default. In addition, so long as the Preferred Stock may be rated by either of the Rating Agencies, no corporate debt obligation held by the Corporation shall be deemed a Corporate Bond (i) if it fails to meet the criteria in column (1) below or (ii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Corporation causes the Corporation to exceed any applicable limitation set forth in column (2) or (3) below as of any relevant date of determination (provided that in the event that the Corporation shall exceed any such limitation or any other percentage limitation set forth in this definition of Corporate Bonds the Corporation shall designate, in its sole discretion, the particular Corporate Bond(s) and/or portions thereof which shall be deemed to have caused the Corporation to exceed such limitations):

                                            Column (1)                     Column (2)                      Column (3)
                                                                        Maximum Percent             Maximum Percent of
                                                                        of Market Value              Market Value of Eligible
                                         Minimum Original       of Eligible Portfolio Property,        Portfolio Property,
                                        Issue Size of Each       Invested in any One Issuer /2/        Invested in any One
    Rating Agencies' Ratings/1/        Issue ($ in millions)                                          Industry Category /2/

"AAA"/"Aaa".........................              $100                        10.0%                        50.0%
"AA"/"Aa"...........................               100                        10.0                         33.3
"A"/"A".............................               100                        10.0                         33.3
"BBB"/"Baa".........................               100                         5.0                         20.0
"BB"/"Ba"...........................               100 /3/                     4.0                         12.0

------------------------------

/1/ References to ratings by the Rating Agencies in this definition and throughout these Articles Supplementary will indicate the Standard & Poor's rating followed by the Moody's rating in the format shown. Rating designations include (+) and (-) modifiers to the Standard & Poor's rating where appropriate except that corporate debt obligations rated "CCC-" do not constitute Corporate Bonds. In the event that a Corporate Bond has received a different rating from Standard & Poor's than from Moody's, the restrictions relating to the lower rating will apply.

/2/ The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category, except that the calculations with respect to commercial paper investments constituting Corporate Bonds shall be made separately and independently of but on the same basis as the cumulative total guidelines applicable to other types of Corporate Bonds.

/3/ 20% of the aggregate Market Value of all Corporate Bonds in these rating categories may be from issues with an original issue size of greater than or equal to $50 million and less than $100 million.

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary


"B"/"B1", "B2" and "B3
 (subordinated)"....................        100 /3/         3.0            8.0

"CCC"/"B3 (senior)" and "Caa
 (unsecured
 subordinated)" /4/..................       100 /3/         2.0            5.0

"A-1+"/"P-1" /5/.....................       N/A            10.0            N/A
"A-1"/"P-1" /5/......................       N/A            10.0           33.3
"A-2"/"P-2" /5/......................       N/A             5.0           20.0


     In addition, the term "Corporate Bonds" shall include debt obligations satisfying such other criteria established by the Rating Agencies in their sole discretion and designated in writing to the Corporation.

     "Corporation" means Pacholder Fund, Inc., a Maryland corporation.

     "Date of Original Issue" shall have the meaning set forth in Section l(a) of Article I hereof.

     "Deposit Securities" means Cash, U.S. Government Obligations and Short-Term Money Market Instruments. Except for purposes of determining the Basic Maintenance Amount, each Deposit Security shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Security but only if payable at least one day prior to the applicable payment date in advance of which the relevant deposit is made.

     "Discount Factor Supplied by Moody's" means, for any asset held by the Corporation, (i) the number set forth opposite such type of asset in Schedule I or (ii) such other number established by Moody's in its sole discretion and designated in writing to the Corporation (it being understood that any asset held by the Corporation and not listed in Schedule I shall have a Discounted Value of zero).

     "Discount Factor Supplied by Standard & Poor's" means, for any asset held by the Corporation, (i) the number set forth opposite such type of asset in
Schedule II or (ii) such other number established by Standard & Poor's in its sole discretion and designated in writing to the Corporation (it being understood that any asset held by the Corporation and not listed in Schedule II shall have a Discounted Value of zero).

---------------------------------
/4/ Corporate debt obligations in this rating category must be subordinated debt of the issuer with an implied senior rating by Standard & Poor's of "B-" or higher to constitute Corporate Bonds. The aggregate Market Value of corporate debt obligations in this rating category in excess of 20% of the aggregate Market Value of the Fund's assets will not be included in the calculation of the Basic Maintenance Amount

/5/  Represents commercial paper investments.

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary

     "Discounted Value," with respect to any asset held by the Corporation as of any date, means the quotient of the Market Value of such asset divided by the applicable Discount Factor Supplied by Standard & Poor's or the applicable Discount Factor Supplied by Moody's, as the case may be, provided that in no event shall the Discounted Value of any asset constituting Eligible Portfolio Property for the purpose of determining the Basic Maintenance Amount as of any date exceed the unpaid principal balance or face amount of such asset as of that date. With respect to the calculation of the aggregate Discounted Value of any Corporate Bond included in the Corporation's Eligible Portfolio Property, such calculation shall be made using the criteria set forth in the definitions of Corporate Bonds and Market Value. With respect to the calculation of the aggregate Discounted Value of the Corporation's Eligible Portfolio Property for the purpose of determining the Basic Maintenance Amount, such aggregate Discounted Value shall be the aggregate Discounted Value calculated using the Discount Factors Supplied by Standard & Poor's or the aggregate Discounted Value calculated using the Discount Factors Supplied by Moody's, whichever aggregate Discounted Value is lower. Notwithstanding any other provisions of these Articles Supplementary, any Type V, VI, VII or VIII Corporate Bond that has a remaining term to maturity of more than 30 years, and any asset to which a Discount Factor is not assigned in Schedule I or II, shall have a Discounted Value of zero.

     "Dividend Payment Date" with respect to the Preferred Stock means any date on which dividends are payable pursuant to the provisions of Section l(a) of
Article I hereof.

     "Dividend Period" shall have the meaning set forth in Section l(a) of
Article I hereof.

     "Eligible Portfolio Coverage Amount" as of any date of determination means
(1) the aggregate Discounted Value of all Eligible Portfolio Property expressed as a percentage of (2) the Basic Maintenance Amount.

     "Eligible Portfolio Coverage" and "Eligible Portfolio Coverage is met" means, as of any date of determination, that the Eligible Portfolio Coverage Amount as of such date is at least 100%.

     "Eligible Portfolio Coverage Non-Compliance Date" shall have the meaning set forth in Section 5(b)(ii) of Article I hereof.

     "Eligible Portfolio Cure Date" means the eighth Business Day after a related Eligible Portfolio Evaluation Date.

     "Eligible Portfolio Evaluation Date" means (a) every other Thursday following the Date of Original Issue or, if any such day is not a Business Day, then the immediately preceding Business Day and (b) the last Business Day of each fiscal quarter of the Corporation.

     "Eligible Portfolio Property" shall include (i) Corporate Bonds (including, without limitation, commercial paper with a maturity of at least 30 days rated at the time of the Corporation's investment therein at least "A-2"/"P-2" by the Rating Agencies; provided that commercial paper holdings rated "A-1"/"P-1" by the Rating Agencies, when combined with

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary

commercial paper holdings rated "A-2"/"P-2" by the Rating Agencies, shall not constitute more than 20% of the Market Value of the assets of the Corporation; provided further that holdings of "A-1"/"P-1" commercial paper must be divided equally among at least three issuers and that holdings of "A-2"/"P-2" commercial paper must be divided equally among at least five issuers), Cash, U.S. Government Obligations, and Short-Term Money Market Instruments and (ii) other assets which may be established by the Rating Agencies in their sole discretion and designated in writing to the Corporation; provided that, any securities of the Corporation's portfolio subject to call option obligations shall not constitute Eligible Portfolio Property.

     "FHLMC" means the Federal Home Loan Mortgage Corporation created by Title III of the Emergency Home Finance Act of 1970, and includes any successor thereto.

     "FHLMC Certificate" means a mortgage participation certificate in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-rate, variable-rate or adjustable-rate (level pay), fully amortizing mortgage loans secured by first-priority mortgages on one- to four-family residences.

     "FNMA" means the Federal National Mortgage Association, a United States Government-sponsored private corporation established pursuant to Title VIII of the Housing and Urban Development Act of 1968, and includes any successor thereto.

     "FNMA Certificate" means a mortgage pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by FNMA, and which evidences a proportional undivided interest in specified pools of fixed-rate, variable-rate or adjustable-rate, fully amortizing mortgage loans secured by first-priority mortgages on single-family residences.

     "GNMA" means the Government National Mortgage Association, and includes any successor thereto.

     "GNMA Certificate" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA and which evidences a proportional undivided interest in specified pools of fixed-rate, variable-rate or adjustable-rate, fully amortizing mortgage loans secured by first-priority mortgages on single-family residences.

     "Independent Accountants" means a nationally recognized firm of accountants that is, with respect to the Corporation, a firm of independent public accountants under the Securities Act.

     "Industry Category" means, as to Corporate Bonds, any of the industry categories set forth in Schedule III.

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary

     "Liquidation Preference" shall have the meaning set forth in Section 2(a) of Article I hereof.

     "Majority of the Outstanding Shares" as to any approval of stockholders means the affirmative vote, at the annual or a special meeting of the stockholders of the Corporation duly called, (1) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Corporation are present or represented by proxy or (2) of more than 50% of the outstanding voting securities of the Corporation, whichever is less. To the extent stockholders of the Corporation are required to vote as a separate class or classes with respect to any matter, such percentages shall apply on a class-by-class basis.

     "Make-Whole Premium" means, with respect to any share of Preferred Stock, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to such share of Preferred Stock over the amount of the Liquidation Preference of such share of Preferred Stock, provided that the Make-Whole Premium may in no event be less than zero. For the purposes of determining the Make-Whole Premium, the following terms have the following meanings:

          "Discounted Value" means, with respect to any share of Preferred Stock, the amount obtained by discounting all Remaining Scheduled Payments with respect to such share of Preferred Stock from their respective scheduled payment or mandatory redemption dates to the Settlement Date with respect to such share of Preferred Stock, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which dividends on the Preferred Stock are payable) equal to the Reinvestment Yield with respect to such share of Preferred Stock.

          "Reinvestment Yield" means, with respect to any share of Preferred Stock, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such share of Preferred Stock, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such share of Preferred Stock as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such share of Preferred Stock, in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such share of Preferred Stock as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and
     (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary

          "Remaining Average Life" means, with respect to any share of Preferred Stock, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such share of Preferred Stock and the scheduled mandatory redemption date of such share of Preferred Stock.

          "Remaining Scheduled Payments" means, with respect to any share of Preferred Stock, the scheduled mandatory redemption of such share of Preferred Stock and all dividends thereon that would otherwise be due after the Settlement Date with respect to such share of Preferred Stock if no redemption of such share of Preferred Stock were made.

          "Settlement Date" means, with respect to any share of Preferred Stock, the date on which a liquidation distribution is to be made in respect of such share of Preferred Stock pursuant to Section 2 of Article I hereof or such share of Preferred Stock is to be redeemed pursuant to Section 3(b) or 3(c) of Article I hereof.

     "Market Value" means the amount determined with respect to specific assets of the Corporation (i) in the manner set forth below or (ii) such other manner as is established by the Rating Agencies in their sole discretion and designated in writing to the Corporation:

            (a) as to any Corporate Bond, (i) the product of (A) the unpaid principal balance of such Corporate Bond as of the applicable Reporting Date, and (B) the lower of two bid prices for such Corporate Bond provided by two nationally recognized securities dealers (who must be members of the National Association of Securities Dealers, Inc.) with a minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect any rating assigned to the Preferred Stock by the Rating Agencies) to the Pricing Agent, at least one of which shall be provided in writing, and in turn provided in writing to the Corporation by any such means by the Pricing Agent (provided that evidence of the bid quotes furnished by the Pricing Agent shall be maintained with the records of the Corporation and available for inspection by the holders of the Preferred Stock), plus (ii) accrued interest on such Corporate Bond (unless such accrued interest is payable to the holder of such Corporate Bond prior to the next Eligible Portfolio Evaluation Date), or if two bid prices cannot be obtained, such item of Eligible Portfolio Property shall have a Market Value of zero;

            (b) as to U.S. Government Obligations and Short-Term Money Market Instruments (other than demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreement), the product of
     (i) the face amount or aggregate principal amount of such U.S. Government Obligations or Short-Term Money Market Instruments, as the case may be, and
     (ii) the lower of two bid prices for the same kind of securities or instruments, as the case may be, having, as nearly as practicable, comparable

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary

     interest rates and maturities provided by two nationally recognized securities dealers (who must be members of the National Association of Securities Dealers, Inc.) with a minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect any rating assigned to the Preferred Stock by the Rating Agencies) to the Pricing Agent, at least one of which shall be provided in writing and in turn provided to the Corporation in writing by any such means by the Pricing Agent (provided that evidence of the bid quotes furnished by the Pricing Agent shall be maintained with the records of the Corporation and available for inspection by the holders of the Preferred Stock), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property will have a Market Value of zero;

            (c) as to Cash, demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements included in Short-Term Money Market Instruments, the face value thereof; and

            (d) as to any other asset of the Corporation, such value as the Rating Agencies may establish in their sole discretion and designate in writing to the Corporation.

     Upon any failure to obtain two bid prices as described in paragraphs (a) and (b) above with respect to any item of Eligible Portfolio Property as of any Eligible Portfolio Evaluation Date, the Corporation shall notify the Rating Agencies in writing. As used in the definition of Market Value, "in writing" includes telefacsimile or other electronic communication, or a computer-obtained quotation reducible to written form.

     "Moody's" means Moody's Investors Service, Inc. and includes any successor thereto.

     "1940 Act" means the Investment Company Act of 1940, as amended from time to time, except as otherwise herein provided.

     "Notice of Redemption" shall have the meaning set forth in Section 3(d)(i) of Article I hereof.

     "Pacholder Associates" means Pacholder Associates, Inc., an Ohio corporation.

     "Pacholder & Company" means Pacholder & Company, LLC, an Ohio limited liability company.

     "Paying Agent" means Star Bank, N.A. and its successors or any other paying agent appointed by the Corporation.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary

     "Preferred Stock" means the Cumulative Preferred Stock (par value $.0l per share) of the Corporation.

     "Pricing Agent" means Pacholder Associates or, with the prior written consent of the holders of the outstanding shares of Preferred Stock, any other Person responsible for determining the net asset value of the Corporation.

     The term "principal" of a debt security means the principal of the security plus, when applicable, the premium, if any, on the security.

     "Rating Agencies" or "Rating Agency" means, collectively, Standard & Poor's and Moody's and, individually, Standard & Poor's or Moody's, as the case may be.

     "Redemption Price" shall have the meaning set forth in Section 3(a) of
Article I hereof.

     "Regular Dividend Rate" shall have the meaning set forth in Section 1(a)(i) of Article I hereof.

     "Reporting Date," with respect to any price referred to in the definition of the Market Value of an item of Eligible Portfolio Property, means the date as of which the Market Value of such item of Eligible Portfolio Property is to be determined pursuant to these Articles Supplementary or, if no such price is available as provided above for such date, the next closest prior date as of which such price is so available; provided, that no such price shall be deemed to be available as of a Reporting Date if such price is not available as of a date within five Business Days next preceding the date as of which the determination of such Market Value is to be made.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Series", "Series C Shares" and "Series D Shares" shall have the respective meanings set forth in paragraph First of the preamble hereto.

     "Short-Term Money Market Instruments" means the following kinds of instruments, if on the date of purchase or other acquisition of such instrument by the Corporation, the remaining term to maturity thereof is not more than 30 days:

            (a) demand deposits in, certificates of deposit of, bankers' acceptance issued by, or federal funds sold to, any depository institution, the deposits of which are insured by the Federal Deposit Insurance Corporation, provided that, at the time of the Corporation's investment therein, the commercial paper or other unsecured short-term debt obligations of such depository institution are rated at least "A-l" by Standard & Poor's and "P-1" by Moody's; and provided further that, Short-Term Money Market Instruments invested in a depository institution rated "A-1"/"P-1" by the Rating Agencies shall not constitute more than 20% of the Market Value of the assets of the Corporation;/*/

-------------------------
/*/ Eurodollar deposits issued by such a depository institution through its head office or any branch in a country whose sovereign rating is the same or higher than that of the issuing bank are also included. In

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary


            (b) repurchase obligations with respect to a U.S. Government Obligation, FNMA Certificate, FHLMC Certificate or GNMA Certificate entered into with a depository institution, the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and the commercial paper or other unsecured short-term debt obligations of which are rated at least "A-1" by Standard & Poor's and "P-1" by Moody's, which must be repurchased within one Business Day from the date such repurchase obligation was entered into;

            (c) commercial paper rated at the time of the Corporation's investment therein at least "A-l" by Standard & Poor's and "P-1" by Moody's; provided that commercial paper holdings rated "A-1"/"P-1" by the Rating Agencies, when combined with commercial paper holdings rated "A-2"/"P-2" by the Rating Agencies, shall not constitute more than 20% of the Market Value of the assets of the Corporation; provided further that holdings of "A-1"/"P-1" commercial paper must be divided equally among at least three issuers; and

            (d)  United States Treasury Bills.

     "Standard & Poor's" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc. and includes any successor thereto.

     "Total Liquidation Preference" shall have the meaning set forth in
Section 2(c) of Article I hereof.

     "Type I Corporate Bonds" means Corporate Bonds whose present rating is "AAA"/"Aaa" by the Rating Agencies.

     "Type II Corporate Bonds" means Corporate Bonds whose present rating is no greater than "AA+"/"Aa1" and not less than "AA-"/"Aa3" by the Rating Agencies.

     "Type III Corporate Bonds" means Corporate Bonds whose present rating is no greater than "A+"/"A1" and not less than "A-"/"A3" by the Rating Agencies.

     "Type IV Corporate Bonds" means Corporate Bonds whose present rating is no greater than "BBB+"/"Baal" and not less than "BBB-"/"Baa3" by the Rating Agencies.

     "Type V Corporate Bonds" means Corporate Bonds whose present rating is no greater than "BBa+"/"Ba1" and not less than "BB-"/"Ba3" by the Rating Agencies.

     "Type VI Corporate Bonds" means Corporate Bonds whose present rating is no greater than "B+"/"Bl" and not less than "B"/"B3 (subordinated)" by the Rating Agencies.

------------------------
     addition, such depository institution's Eurodollar deposits may be deposited through a Cayman Island branch operating under a "B operating license," which must be verified by such depository institution.

Pacholder Fund, Inc.                                   Article III. Definitions
Articles Supplementary


     "Type VII Corporate Bonds" means Corporate Bonds whose present rating is "B-" by Standard & Poor's.

     "Type VIII Corporate Bonds" means Corporate Bonds whose present rating is "CCC+ (subordinated)" by Standard & Poor's with an implied senior rating of "B-" or greater and rated at least "Caa (subordinated)" by Moody's.

     "Type IX Corporate Bonds" means Corporate Bonds whose present rating is "CCC" by Standard & Poor's with an implied senior rating of "B-" or greater or rated at least "Caa (unsecured subordinated)" by Moody's.

     "United States" means the United States of America.

     "U.S. Government Obligations" means direct obligations of the United States (not including, however, Treasury interest only STRIPS and Treasury principal only STRIPS); provided that such direct obligations are entitled to the full faith and credit of the United States and that any such obligations, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

     "Voting Period" shall have the meaning set forth in Section 4(b)(i) of
Article I hereof.

                                    ARTICLE IV


                    NO INCREASE TO AUTHORIZED CAPITAL STOCK

     The foregoing Amendment to the charter of the Corporation does not increase the authorized capital stock of the Corporation.

Pacholder Fund, Inc.                                                 Signatures
Articles Supplementary



     In Witness Whereof, Pacholder Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on December 1, 1998.


                                        PACHOLDER FUND, INC.

WITNESS:

                                        By
--------------------------------          -----------------------------------
Its Secretary                                   Its President


     The UNDERSIGNED, President of Pacholder Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                               ________________________________

                     DISCOUNT FACTORS SUPPLIED BY MOODY'S

                                                                                Discount Factor
                                                                                ---------------

Type I Corporate Bonds having a remaining term to maturity of one year
 or less:                                                                              1.13

Type I Corporate Bonds having a remaining term to maturity of more
 than one year but not more than two years:                                            1.20

Type I Corporate Bonds having a remaining term to maturity of more
 than two years but nor more than three years:                                         1.25

Type I Corporate Bonds having a remaining term to maturity of more
 than three years but not more than four years:                                        1.32

Type I Corporate Bonds having a remaining term to maturity of more
 than four years but not more than five years:                                         1.37

Type I Corporate Bonds having a remaining term to maturity of more
 than five years but not more than seven years:                                        1.47

Type I Corporate Bonds having a remaining term to maturity of more
 than seven years but not more than 10 years:                                          1.55

Type I Corporate Bonds having a remaining term to maturity of more
 than 10 years but nor more than 15 years:                                             1.61

Type I Corporate Bonds having a remaining term to maturity of more
 than 15 years but not more than 20 years:                                             1.68

Type I Corporate Bonds having a remaining term to maturity of more
 than 20 years but not more than 30 years:                                             1.70

Type II Corporate Bonds having a remaining term to maturity of one
 year or less:                                                                         1.19

Type II Corporate Bonds having a remaining term to maturity of more
 than one year but not more than two years:                                            1.26

Type II Corporate Bonds having a remaining term to maturity of more
 than two years but not more than three years:                                         1.31

Type II Corporate Bonds having a remaining term to maturity of more
 than three years but not more than four years:                                        1.38

Type II Corporate Bonds having a remaining term to maturity of more
 than four years but not more than five years:                                         1.44

Type II Corporate Bonds having a remaining term to maturity of more
 than five years but not more than seven years:                                        1.54

Type II Corporate Bonds having a remaining term to maturity of more
 than seven years but not more than 10 years:                                          1.62

Type II Corporate Bonds having a remaining term to maturity of more
 than 10 years but not more than 15 years:                                             1.69

Type II Corporate Bonds having a remaining term to maturity of more
 than 15 years but not more than 20 years:                                             1.76

Type II Corporate Bonds having a remaining term to maturity of more
 than 20 years but not more than 30 years:                                             1.78

Type III Corporate Bonds having a remaining term to maturity of one
 year or less:                                                                         1.24

                                   Schedule I
                          (to Articles Supplementary)



Type III Corporate Bonds having a remaining term to maturity of more
 than one year but not more than two years:                                            1.32

Type III Corporate Bonds having a remaining term to maturity of more
 than two years but not more than three years:                                         1.37

Type III Corporate Bonds having a remaining term to maturity of more
 than three years but not more than four years:                                        1.44

Type III Corporate Bonds having a remaining term to maturity of more
 than four years but not more than five years:                                         1.50

Type III Corporate Bonds having a remaining term to maturity of more
 than five years but not more than seven years:                                        1.61

Type III Corporate Bonds having a remaining term to maturity of more
 than seven years but not more than 10 years:                                          1.69

Type III Corporate Bonds having a remaining term to maturity of more
 than 10 years but not more than 15 years:                                             1.76

Type III Corporate Bonds having a remaining term to maturity of more
 than 15 years but not more than 20 years:                                             1.84

Type III Corporate Bonds having a remaining term to maturity of more
 than 20 years but not more than 30 years:                                             1.86

Type IV Corporate Bonds having a remaining term to maturity of one
 year or less:                                                                         1.30

Type IV Corporate Bonds having a remaining term to maturity of more
 than one year but not more than two years:                                            1.38

Type IV Corporate Bonds having a remaining term to maturity of more
 than two years but not more than three years:                                         1.43

Type IV Corporate Bonds having a remaining term to maturity of more
 than three years but not more than four years:                                        1.50

Type IV Corporate Bonds having a remaining term to maturity of more
 than four years but not more than five years:                                         1.57

Type IV Corporate Bonds having a remaining term to maturity of more
 than five years but not more than seven years:                                        1.68

Type IV Corporate Bonds having a remaining term to maturity of more
 than seven years but not more than 10 years:                                          1.77

Type IV Corporate Bonds having a remaining term to maturity of more
 than 10 years but not more than 15 years:                                             1.84

Type IV Corporate Bonds having a remaining term to maturity of more
 than 15 years but not more than 20 years:                                             1.92

Type IV Corporate Bonds having a remaining term to maturity of more
 than 20 years but not more than 30 years:                                             1.94

Type V Corporate Bonds having a remaining term to maturity of one year
 or less:                                                                              1.40

Type V Corporate Bonds having a remaining term to maturity of more
 than one year but not more than two years:                                            1.49

Type V Corporate Bonds having a remaining term to maturity of more
 than two years but not more than three years:                                         1.55

Type V Corporate Bonds having a remaining term to maturity of more
 than three years but not more than four years:                                        1.63

Type V Corporate Bonds having a remaining term to maturity of more
 than four years but not more than five years:                                         1.70

Type V Corporate Bonds having a remaining term to maturity of more
 than five years but not more than seven years:                                        1.82

Type V Corporate Bonds having a remaining term to maturity of more
 than seven years but not more than 10 years:                                          1.91

Type V Corporate Bonds having a remaining term to maturity of more
 than 10 years but not more than 15 years:                                             1.99

Type V Corporate Bonds having a remaining term to maturity of more
 than 15 years but not more than 20 years:                                             2.09

Type V Corporate Bonds having a remaining term to maturity of more
 than 20 years but not more than 30 years:                                             2.10

Type VI Corporate Bonds having a remaining term to maturity of one
 year or less:                                                                         1.51

Type VI Corporate Bonds having a remaining term to maturity of more
 than one year but not more than two years:                                            1.60

Type VI Corporate Bonds having a remaining term to maturity of more
 than two years but not more than three years:                                         1.67

Type VI Corporate Bonds having a remaining term to maturity of more
 than three years but not more than four years:                                        1.76

Type VI Corporate Bonds having a remaining term to maturity of more
 than four years but not more than five years:                                         1.83

Type VI Corporate Bonds having a remaining term to maturity of more
 than five years but not more than seven years:                                        1.95

Type VI Corporate Bonds having a remaining term to maturity of more
 than seven years but not more than 10 years:                                          2.06

Type VI Corporate Bonds having a remaining term to maturity of more
 than 10 years but not more than 15 years:                                             2.15

Type VI Corporate Bonds having a remaining term to maturity of more
 than 15 years but not more than 20 years:                                             2.25

Type VI Corporate Bonds having a remaining term to maturity of more
 than 20 years but not more than 30 years:                                             2.26

Type VIII Corporate Bonds having a remaining term to maturity of not
 more than 30 years:                                                                   2.60

Type IX Corporate Bonds having a remaining term to maturity of not
 more than 30 years:                                                                   2.60


U.S. Government Obligations having a remaining term to maturity of 90
 days or less:                                                                         1.08

U.S. Government Obligations having a remaining term to maturity of
 more than 90 days but not more than five years:                                       1.31

U.S. Government Obligations having a remaining term to maturity of
 more than five years but not more than 10 years:                                      1.47

U.S. Government Obligations having a remaining term to maturity of
 more than 10 years but not more than 15 years:                                        1.53

U.S. Government Obligations having a remaining term to maturity of
 more than 15 years but not more than 30 years:                                          1.62

Cash and Short-Term Money Market Instruments:                                            1.00

                 DISCOUNT FACTORS SUPPLIED BY STANDARD & POOR'S

Type of Eligible Portfolio Property                                           Discount Factor
-----------------------------------                                           ---------------
Type I Corporate Bonds:                                                             1.50
Type II Corporate Bonds:                                                            1.55
Type III Corporate Bonds:                                                           1.60
Type IV Corporate Bonds:                                                            1.65
Type V Corporate Bonds:                                                             1.70
Type VI Corporate Bonds:                                                            1.80
Type VII Corporate Bonds:                                                           1.90
Type VIII Corporate Bonds:                                                          2.05
Type IX Corporate Bonds:                                                            2.20
U.S. Government Obligations having a remaining term to maturity of 90
 days or less:                                                                     1.064

U.S. Government Obligations having a remaining term to maturity of more
 than 90 days but not more than five years:                                        1.239

U.S. Government Obligations having a remaining term to maturity of more
 than five years but not more than 10 years:                                       1.341

U.S. Government Obligations having a remaining term to maturity of more
 than 10 years but not more than 15 years:                                         1.422

U.S. Government Obligations having a remaining term to maturity of more
 than 15 years but not more than 30 years:                                         1.422

Cash and demand deposits in institutions rated "A-1+":                              1.00
Commercial paper having a rating of "A-1+" with maturities not greater
 than 30 days and held in lieu of cash until Maturity:                              1.00

Short-Term Money Market Instruments:
  having a maturity of 2 to 30 days                                                1.064
  having a maturity of 1 day and repurchase obligations                             1.00

Commercial paper having a rating of at least "A-1" from Standard &
 Poor's or "P-1" from Moody's at the time of the Corporation's
 investment therein:                                                               1.064


Commercial paper having a rating of at least "A-2" but lower than "A-1"
 from Standard & Poor's or "P-2" from Moody's at the time of the
 Corporation's investment therein:                                                  1.65

                                  Schedule II
                          (to Articles Supplementary)

                              INDUSTRY CATEGORIES

Aerospace and defense                          Food Service
  Aircraft manufacturer/components                Food service/restaurant
  Arms and ammunition                             Vending
Air transport                                  Foreign corporations
Automotive                                     Foreign governments or provinces
  Manufacturers                                Forest products
  Parts and equipment                             Building materials
  Tire and rubber                                 Paper products and containers
Beverage and tobacco                           Healthcare
Broadcast radio and television                    Medical equipment/supply
Brokerages/securities dealers/investment          Hospital management
 houses
Building and Development                       Home furnishings
  Builders                                        Appliances
  Land development/real estate                    Furniture/fixtures
  Mobile homes                                    Housewares
  Real Estate Investment Trusts                Hotels/motels/inns and casinos
Business equipment and services                Industrial equipment
  Graphic arts                                    Machinery
  Office equipment/computers                      Manufacturing/industrial
  Data processing service bureaus                 Specialty instruments
  Computer software                            Insurance
Cable television                               Leisure
Chemical/plastics                                 Leisure goods
  Coatings/paints/varnishes                       Leisure activities/motion
Clothing/Textiles                                  pictures
                                               Nonferrous metals/minerals
Conglomerates                                     Aluminum producers
Containers and glass products                     Other metal/mineral producers
Cosmetics/toiletries                              Mining (including coal)
Drugs                                          Oil and gas
Ecological services and equipment                 Producers/refiners
  Waste disposal services and equipment           Gas pipelines
Electronics/electric                           Publishing
  Equipment                                    Rail industries
  Components                                      Railroads
Equipment leasing                                 Rail equipment
  Auto leasing/rentals                         Retailers (other than food/drug)
  Equipment leasing                            Steel
  Data processing equipment service/leasing    Supranational agencies
Farming/agriculture                            Surface transport
  Agricultural products and equipment             Shipping/shipbuilding
  Fertilizers                                     Trucking



                                 Schedule III
                          (to Articles Supplementary)

Financial intermediaries                       Telecommunications/cellular
                                               communications
  Banking                                      Utilities
  Finance companies                               Electric
Food/drug retailers                               Local gas
                                                  Water


                                     III-2

                     Form of Certificate of Asset Coverage




                                   Exhibit A
                          (to Articles Supplementary)

               Form of Certificate of Eligible Portfolio Coverage


                                   Exhibit B
                          (to Articles Supplementary)